                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Employee Stock Purchase Plan of our report dated March 18, 2004, with respect to the financial statements of the Peabody Energy Corporation Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                       /s/ Ernst & Young LLP



St. Louis, Missouri
March 26, 2004


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